UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2013

APPLE REIT TEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-54651	27-3218228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Ten, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 1.02, Item 2.01 and Item 9.01 of Form 8-K.

Item 1.02.	Termination of Material Definitive Agreement.

On March 18, 2013, we caused one of our indirect wholly-owned subsidiaries to terminate a purchase contract for two hotels located in Grapevine, Texas. The contract was for a Courtyard® by Marriott and a TownePlace Suites® by Marriot, to be built as an adjoining two-hotel complex located on the same site. The two hotels were covered by the same purchase contract with a total purchase price of $41,700,000. The seller of the two hotels did not have any material relationship with us or our subsidiaries, other than through the purchase contract for the two hotels.

The entry into the purchase contract for the two hotels was reported in our Form 8-K dated as of November 1, 2011 and filed with the Securities and Exchange Commission on November 4, 2011. In connection with the termination of the contract, the initial deposit of $50,000 was repaid to our contracting subsidiary.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 14 and 15, 2013, through one or more of our indirect wholly-owned subsidiaries (the “purchasing subsidiary”), we closed on the purchase of three hotels. The sellers have no material relationship with us or our subsidiaries, other than through the purchase contracts and other related contracts. The table below describes the hotels:

Hotel Location	Franchise	Number of Rooms	Purchase Price	Closing Date
Huntsville, Alabama	Hampton Inn & Suites	98	$11,466,000	March 14, 2013
Huntsville, Alabama	Home2 Suites	77	9,009,000	March 14, 2013
Fairfax, Virginia	Marriott	310	34,000,000	March 15, 2013
TOTAL		485	$54,475,000

In connection with the purchase of the two hotels in Huntsville, Alabama on March 14, 2013, our purchasing subsidiary purchased the limited liability company, Sunbelt I2HA, LLC, which owns these two hotels. Upon closing, our purchasing subsidiary became the sole member of the limited liability company. These two hotels are newly constructed, opened on March 14, 2013 and constitute an adjoining two-hotel complex located on the same site. The original purchase price for the limited liability company was adjusted based on an agreement between us and the seller following design changes during construction. The final purchase price for the limited liability company totaled $20,475,000. Additional information regarding the purchase contract is set forth in our Form 8-K dated November 1, 2011 and filed with the Securities and Exchange Commission on November 4, 2011, which is incorporated herein by reference.

Additional information regarding the purchase contract for the Fairfax, Virginia full-service Marriott hotel is set forth in our Form 8-K dated January 31, 2013 and filed with the Securities and Exchange Commission on February 5, 2013, which is incorporated herein by reference.

The purchase price for these hotels was funded by our ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share).

All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

Item 9.01.	Financial Statements and Exhibits.

a. Financial statements of businesses acquired.

Financial statements for the hotels described in Item 2.01 of this report will be filed as necessary by amendment within the required time period.

b. Pro forma financial information.

Pro forma financial information for the hotels described in Item 2.01 of this report will be filed as necessary by amendment within the required time period.

c. Shell company transaction.

Not Applicable

d. Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Ten, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

March 19, 2013